UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): February 1, 2006


                               ARADYME CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                       000-50038             33-0619254
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
 incorporation or organization)                              Identification No.)

                 1255 North Research Way,
                       Suite Q3500
                        Orem, Utah                           84097
         ----------------------------------------          ----------
         (Address of principal executive offices)          (Zip code)

                                  801-705-5000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities
             Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                             ITEM 8.01--OTHER EVENTS

         On February 1, 2006, Aradyme Corporation ("Aradyme") (OTCBB: ADYE) signed a subcontract agreement with Syscon Justice Systems, Ltd. ("Syscon"), the worldwide leader in innovative offender and case management software, to provide data migration/conversion services to support the implementation of the State of Nevada's fully integrated and comprehensive Nevada Offender Tracking Information System (NOTIS). This is the first contract under the recently formed alliance between the two companies. This contract win represents both a new vertical market opportunity for Aradyme and work with a new strategic ally.

         According to the agreement, Aradyme will provide the data services needed to migrate and convert offender management data and related subtype data from the statewide systems being utilized by 23 Nevada Department of Corrections, or NDOC, facilities and offices, and also load the data into the new application that is being provided to the state by Syscon.

         Aradyme's work for the NDOC will involve approximately 85,000 of the NDOC's previously recorded inmate records with corresponding transactions and a final system made up of over 800 database tables. Some of the data slated to be included in the data migration/conversion include: inmate admissions, release, requests, grievances, health records, movements, and visitors; case management; gang activity; and parole board data. Aradyme's work on this project is expected to continue into 2007.

         For 25 years, Syscon has been the world leader in innovative offender and case management software design and delivery. TAG, Syscon's offender and case management software package, offers management functionality from booking and legal documentation through trust accounting, commissary and case management, to the management of parole and other forms of community supervision. TAG has been implemented in states and counties across North America and Australia. In 2004, TAG was chosen to be the software platform for the entire prison and probation management system in England and Wales. For more information about Syscon, please visit www.syscon.net.

         Aradyme is a data management company that provides data migration/conversion, data integration, and application development solutions. These solutions are made possible through a mix of exclusive next-generation database technologies, methodologies, and experience. For more information about Aradyme, call 801-705-5000 or visit Aradyme's web site at www.aradyme.com.

                               -------------------

         This report contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar words and expressions. Aradyme intends that the forward-looking statements will be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that describe Aradyme's future strategic plans, goals, or objectives are also forward-looking statements.

         Although Aradyme has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause the forward-looking statements not to come true as described in this report. These forward-looking statements are only predictions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially. While Aradyme believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. The forward-looking information is based on present circumstances and on Aradyme's predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences from those now assumed or anticipated. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see Aradyme's Annual Report on Form 10-KSB for the year ended September 30, 2005, as amended, and other SEC reports.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   ARADYME CORPORATION
                                                   Registrant


Dated:  February 6, 2006                           By  /s/ Scott A. Mayfield
                                                     --------------------------
                                                     Scott A. Mayfield,
                                                     Chief Financial Officer

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